- --------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on April 2, 2001
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        ULTIMATE FRANCHISE SYSTEMS, INC.
                        (formerly Jreck Subs Group, Inc.)
                (Name of registrant as specified in its charter)

      Colorado                            6794                  84-1317674
      --------                            ----                  ----------
(State or Jurisdiction of            Primary Standard           (IRS Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                        Code Number

300 International Parkway                         Chris Swartz
Heathrow, Florida, 32746                          300 International Parkway
(407) 682-6363                                    Heathrow, Florida, 32746
(Address, including zip code, and                 (407) 682-6363
telephone number, including area code of          (Name, address, including zip
Registrant's principal executive offices)          code, and telephone number,
                                                  including area code, of agent
                                                  for service)


                                   COPIES TO:

L. Van Stillman, Esq.                             James G. Dodrill II, Esq.
L. Van Stillman, P.A.                             James G. Dodrill II, PA
1177 George Bush Boulevard, Suite 307             3360 NW 53rd Circle
Delray Beach, Florida 33483                       Boca Raton, Florida 33496
(561) 330-9903                                    (561) 862-0529
Facsimile (561) 330-9116                          Facsimile (561) 862-0927


                                 ---------------
     Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of this Registration Statement.

                                 ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

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                                                                          Page 1

     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                         CALCULATION OF REGISTRATION FEE

====================================================================================
                                              Proposed       Proposed
      Title of                                 Maximum       Maximum
     Securities          Amount of Shares      Offering      Aggregate      Amount of
       To Be                   To Be           Price Per     Offering    Registration
     Registered            Registered(1)        Share         Price           Fee
- ---------------------    -----------------    -----------   -----------  ------------
Common Stock,
 no par value per share      30,000,000          $0.03       $900,000.00     $225.00
 ====================================================================================

(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on a share price of $0.03, the closing bid price per share of the Registrant's common stock as reported on the Over the Counter Bulletin Board on March 15, 2001.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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                                                                          Page 2

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY                                                           5

FORWARD LOOKING STATEMENTS                                                  13

RISK FACTORS                                                                13

USE OF PROCEEDS                                                             17

SELLING STOCKHOLDERS                                                        18

PLAN OF DISTRIBUTION                                                        19

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             20

WHERE YOU CAN FIND MORE INFORMATION                                         21

LEGAL MATTERS AND EXPERTS                                                   21

INDEMNIFICATION                                                             21

         We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares.

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                                                                          Page 3

                   SUBJECT TO COMPLETION, DATED April 2, 2001

                                   PROSPECTUS

                        ULTIMATE FRANCHISE SYSTEMS, INC.
                        30,000,000 Shares of Common Stock
                            (no par value per share)

         This prospectus relates to resales of 30,000,000 shares of common stock issuable upon the conversion of $575,000 principal amount of Convertible Debentures that we issued and sold to the selling stockholders listed on page
18 (assuming conversion at an approximate price of $.02 per share). The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The eventual number of shares issuable upon exercise of the Convertible Debentures will depend on market prices on the date of conversion.

         We will not receive any proceeds from the sale of the shares by the selling stockholders. We will pay all expenses of registration incurred in connection with this offering, but any and all selling and other expenses incurred by security holders wishing to sell common stock will be paid by such selling stock holder.

         The Common Stock currently trades on the Over the Counter Bulletin Board under the symbol "UFSI". On March 15, 2001, the last sale price of the Common Stock as reported on the Bulletin Board was $0.03 per share.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PURCHASE OF THESE SECURITIES INVOLVES RISKS. See "Risk Factors" on page 13.

         The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is April 2, 2001.

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                                                                          Page 4

                               PROSPECTUS SUMMARY

         This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the common stock. You should read the entire prospectus carefully.

Form and Year of Organization

         In May 1996 we concluded a reverse acquisition wherein all of our capital stock was acquired by Circa Media, Inc., a Colorado corporation, incorporated on July 19, 1995 and formerly engaged in reproducing archival, public domain art and photographs in digital form. Pursuant to an agreement and Plan of Reorganization between us and Circa Media, Inc., Circa Media, Inc. changed its name to JRECK Subs Group, Inc. (the "Company") on May 7, 1996 and the former shareholders of JRECK Subs, Inc. received 5,000,000 of our common shares in the transaction, or 56% of the outstanding shares. In addition the former Series A Preferred shareholders of JRECK Subs, Inc. received 700,000 shares of our Series A Preferred stock. The former business of Circa Media, Inc. was discontinued.

         In June 2000, we changed the name of the corporation from Jreck Subs Group, Inc. to Ultimate Franchise Systems, Inc. and changed our ticker symbol from JSUB to UFSI.

         We have primarily grown through acquisitions and the Company now consists of Ultimate Franchise Systems, Inc. (UFSI) and its wholly owned subsidiaries as follows:

- --------------------------------------------------------------------------------
                                State of
Corporation Name                Incorporation   Predominant Restaurant Concept
- ----------------                -------------   ------------------------------
JRECK  Subs, Inc.               New York        "JRECK Subs","Lox, Stox & Bagel"
Central Park of America, Inc.   Delaware        "Central Park"
SBK Franchise Systems, Inc.     Florida         "Sobik's"
Li'l Dino Corporation           North Carolina  "Li'l Dino"
Pastry Product Producers, LLC   New York        Bakery Operations
- --------------------------------------------------------------------------------

Recent Acquisition and Dispositions

         In July of 2000 we acquired the franchising rights and certain corporately owned restaurants from Central Park USA, Inc., a twenty-year old 60-unit hamburger restaurant franchisor located primarily in the Southeastern United States and the state of Utah. We paid the purchase price of $2,373,074 by issuing notes with a value of $1,433,874, $800,000 in cash and 435,000 shares of our common stock with a value of $139,200. We also entered into three non-compete agreements with a discounted value of $364,020.

         In April 2000, we sold our Mountain Mike's Pizza concept, a chain of approximately 80 franchised restaurants to Concept Acquisitions, LLC ("COAC") for $3,000,000 cash and two notes receivable with discounted value of $165,534 of $377,645, respectively. COAC is controlled by Bradley L. Gordon, the former Chief Operating Officer and Director of the Company.

         In August 2000, we sold the Seawest Subs sandwich chain, a chain of approximately 30 franchised restaurants for a $55,000 note receivable plus the assumption by the buyer of notes payable of approximately $207,000.

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                                                                          Page 5

         We continue to have financial interests in the Mountain Mike's Pizza and Seawest Subs franchise concepts.

         In October 2000, we formed a wholly-owned subsidiary, Bakery Acquisition Corporation ("Bakery"). It is our intention to merge Pastry Products Producers, LLC ("PPPI") into Bakery and for Bakery to issue 2,750,000 shares of its common stock to our current shareholders. We had completed our acquisition of PPPI in October 1997. PPPI operates a bakery in Watertown, New York and produces the Jreck Subs signature roll to Jreck Subs franchisees in upstate New York. PPPI produces other baked goods such as bagels and cookies, however the rolls supplied to Jreck Subs franchisees account for 99% of sales.

         In February 2001, we completed a reverse merger whereby 100% of the outstanding common stock of our wholly-owned subsidiary, SBK Franchise Systems, Inc., the franchisor of the Sobik's Sub chain, was acquired by Krypton Distribution Corp. ("Krypton"), a Florida corporation, in exchange for 17,445,664 shares of Krypton common stock, which constituted approximately 85% of the issued and outstanding common stock of Krypton at the date of closing. Upon closing, the board of directors of the former SBK Franchise Systems, Inc. assumed control of Krypton and changed the company's name to Sobik's International Franchising, Inc.

General Description of Business

         We are a multiple concept franchisor of submarine sandwich restaurants and drive-through hamburger restaurants. Through our concepts, we offer a menu of high quality, fresh submarine sandwiches, hamburgers, chicken sandwiches, french fries, soups and hot and cold side order items, and a full line of bagel offerings at selected franchise locations.

Submarine Sandwich Menu and Stores

         Through three of our subsidiaries, we offer a lunch and dinner menu of different submarine sandwiches, soups and hot and cold side orders as well as a line of bagels and additional breakfast items. Our submarine shop philosophy is to offer a wider selection of menu items and higher quality ingredients (such as rib eye steak) cooked on the premises. The food preparation area is open to customer view to engage customer interest and to showcase cleanliness and freshness. The food preparation process is designed to deliver a completed food order within 60 seconds. Sandwich menu prices range from $2.50-$5.95. In addition, we offer a selection of soft drinks, deep fried mushrooms, cheese sticks and french fries as well as dessert items such as cookies. Certain restaurant concepts also offer signature rolls baked fresh on the premises.

         As of December 31, 2000 there was an aggregate of 102 franchised locations under various submarine sandwich concepts as follows:

               Concept:                Number of Units    Geographic Area
               --------                ---------------    ---------------
   "JRECK Subs","Lox, Stox & Bagel"          44           Upstate New York
   "Sobik's"                                 28           Central Florida
   "Li'l Dino"                               30           Central North Carolina

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                                                                          Page 6

         Each location is designed as a "dine in" location (with many offering a drive up window). Restaurants range in size from 1,000 square feet to 2,000 square feet (1,400 to 1,500 square feet being typical), and are located in strip shopping centers, shopping malls and freestanding buildings.

         As is typical in sandwich shops, the majority of store sales occur during lunch with the balance during the dinner hours. Dine in and take out (including delivery) comprise 60% and 40% of sales respectively. Individual franchisees may also offer catering services for special events and also may provide a full line of products on a temporary site basis by utilizing authorized mobile facilities.

         Each franchisee leases or owns its own store facilities. Neither we, nor any of our affiliates, engage in leasing any store premises to any franchisees.

Hamburger Menu and Stores

         Central Park provides its products under a fast service, double drive-through restaurant format. Central Park offers hamburgers, french fries, chicken sandwiches, hot dogs and soft drinks. Central Park also offers a limited breakfast menu consisting of breakfast sandwiches, hashed browns and pastries.

         The Central Park locations are designed for drive-through with some walk-up order service. Some restaurants provide limited outside seating. The approximate size of the real property for the unit is 10,000 to 40,000 square feet to accommodate parking and drive-through lanes. Restaurants generally range in size from 500 to 600 square feet.

         As of December 31, 2000 there were 60 locations under the hamburger concept (of which 53 are franchised and 7 are corporately owned) and are as follows:

         Concept:          Number of Units           Geographic Area
         --------          ---------------           ---------------
    "Central Park"                60                 Southeast United States

Franchise Programs

         Through the terms of our "Franchise Agreement" we authorize individuals and/or companies to form or establish and operate concept restaurants at approved locations. Under the agreement, we are obligated to provide certain services both for the opening of, and the ongoing support of, each restaurant. Those services generally include:

                  -review and approval of restaurant location

                  -review and approval of plans and layout design

                  -identification of sources of supply of food purveyors and other suppliers

                  -provide an operations manual with respect to service guidelines and restaurant management techniques

                  -provide initial and ongoing training in acceptable methods of operations, food preparation techniques, management controls,

- --------------------------------------------------------------------------------
                  accounting functions, legal framework of restaurant operations, human resources, promotional programs and public relations

                  -provide ongoing support with respect to maintaining quality products and insuring such products are offered at competitive prices

                  -perform ongoing consistency and quality inspections of restaurants in order to maintain uniform acceptable standards

         As of December 31, 2000 we had a combined 162 submarine sandwich and hamburger restaurants, of which 155 are franchised and 7 are corporately owned. Also, we continue to have financial interests in the recently sold Mountain Mike's Pizza and Seawest Subs franchise concepts that have approximately 80 restaurants and 30 restaurants, respectively.

         We obtain prospective franchisees primarily from the ranks of our current and former franchisees and employees, referrals from existing franchisees and from selected marketing efforts such as restaurant trade shows. We intend to develop new franchise locations primarily through existing franchisees. The primary selective criteria we consider in the review and approval of new franchisees is prior experience in operating restaurants or comparable business acumen and the existence of sufficient capital resources to reasonably insure success.

         Management believes that we have a national presence. We intend to strengthen this presence by developing each of our regional concepts.

         From time to time we will take over the operations of a store from a franchisee before the contract term has expired. We may operate such stores until a suitable franchisee can be found, at which time all or part of our investment in such operations may be recovered, or we may choose to close the location.

         Initial franchise fees are considered to be within industry norms and currently range from $10,000-$12,500 for new locations in the sandwich segment and are $20,000 in the hamburger segment. Initial franchise fees are due upon the execution of the Franchise Agreement. Ongoing royalties are also considered to be within industry norms ranging from 4%-7% of sales. In addition to ongoing royalties, all franchisees are required to contribute 2%-4% of sales to a concept based pooled marketing fund. The following table sets forth and summarizes certain information about our concepts and current franchise agreements:

- ----------------------------------------------------------------------------------------------------------------------
                                    No. of                       Avg. Royalty   Royalty
                                    Franchised                   Rate on        Rate on                    Currently
                                    Units at      Avg. Yrs.      Existing       Current      Price of      Selling
                                    Sept 30,      Remaining      Franchise      Franchise    New           New
       Concept                      2000          On Contract    Agreements     Agreement    Franchise     Franchises
- ----------------------------------------------------------------------------------------------------------------------
"JRECK Subs","Lox, Stox & Bagel"    44             8.2             4.3%           5.0%        $10,000         Yes
"Sobik's"                           28             5.8             4.6%           5.0%        $12,500         Yes
"Li'l Dino"                         30            14.0             5.9%           7.0%        $12,500         Yes
"Central Park"                      60             9.0             4.0%           4.0%        $20,000         Yes
- ----------------------------------------------------------------------------------------------------------------------

         In connection with our mandatory monitoring program, all franchisees are required to adhere to our specifications and standards on the selection and purchase of products used in the operation of the restaurant. We provide a detailed "product profile" of acceptable food, paper and supply items for each concept. Franchisees requesting to use products not falling under the concept "product profile" must first receive our permission.

- --------------------------------------------------------------------------------

Area Development Agreements

         We offer to Area Developers a "Territory" within which to sell franchised restaurants pursuant to the terms of an Area Development Agreement. Territories are generally based on defined geographic areas and generally require the Area Developer to increase the number of restaurants within that territory and to provide continuing operational support.

         As of December 31, 2000, we had five agreements with area developers under the Li'l Dino's concept covering areas of North Carolina.

         Each Area Developer pays us a negotiated fee for the non-exclusive right to sell and open franchises in its defined geographic territory and also requires the Area Developer to be responsible for marketing, soliciting and screening prospective franchisees as well as identifying possible site selections, providing on-site opening assistance and providing ongoing operational support. The agreements also require the Area Developer to open a minimum number of new franchised restaurants each year or forfeit future rights to the territory. In some situations, we require the Area Developer to own and operate at least one franchised restaurant in their territory.

         The Area Development Agreement does not grant the Area Developer the exclusive right to market or solicit franchisees in the territory. We reserve the right, under the agreements, to market and sell franchises and/or establish Company owned restaurants in any territory.

         We pay the area developer 50% of the initial franchise fee for any franchises it sells in its respective territory. The Area Developers are also entitled to an ongoing fee of 40% to 50% of continuing franchise royalties as consideration for providing ongoing support. Ongoing support includes many of the tasks required to be performed by the franchisor and are described above. We believe the shared ongoing revenue approach rewards the area developer for selecting higher quality franchisees and higher quality locations while discouraging the area developer from selecting sites that may have an adverse effect on current locations.

         The Area Development Agreements set increasing "Minimum Performance Levels" that require the area developer to sell and open a specified number of franchised restaurants each year. Our experience with the area development program indicates that while some area developers will exceed their development schedules, others will fail. Delays in the sale and opening of restaurants can occur for many reasons. The most common reasons are delays in locating desirable sites, in negotiating acceptable site lease terms or in obtaining project financing.

Suppliers

         We have entered into distribution and pricing agreements with national and regional food product manufacturers and distributors that allow owners to obtain meat products, produce, cheeses, condiments, spices, paper products and supplies at prices more favorable than those that could be obtained by individual owners.

         We believe that if such regional and national distributors could no longer provide such goods and services, adequate alternate suppliers or distributors are available to provide such goods and services without a significant increase in costs.

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                                                                          Page 9

         As explained above, PPPI produces the Jreck Subs signature roll that is supplied fresh (never frozen) to Jreck Subs franchisees in upstate New York. PPPI produces other baked goods such as bagels and cookies, however the rolls supplied to Jreck Subs franchisees account for 99% of sales. Currently, Jreck Subs franchisees have committed to purchase their sub rolls exclusively from PPPI through 2007.

Government Regulation

         Our principal activity of selling restaurant franchises is regulated by the Federal Trade Commission (the "FTC") and various states. Such regulations govern disclosure, performance and procedure in the sale and transfer of new and existing franchises. In general, the FTC's regulations require us to timely furnish a franchise offering circular to prospective franchisees containing prescribed information. Certain state laws also require registration of the franchise offering circular with applicable state authorities. Other states monitor or regulate the franchise relationship, particularly the sale, renewal and termination of an agreement. We believe it is in compliance with the applicable franchise disclosure and registration regulations of the FTC and the various states that it operates in.

         From time to time we will operate Company owned stores. While operating stores, we are subject to a variety of federal, state and local laws regarding minimum wage standards, sanitation, health, fire, alcoholic beverage and safety codes.

         We are also subject to "Federal Fair Labor Standards Act", which governs minimum wages, overtime, working conditions and other matters as well as the "Americans With Disabilities Act".

         While we believe we are in compliance with all applicable federal, state and local laws and regulations, there can be no assurance that we will continue to meet the requirements of such laws and regulations. Such a default could result in a withdrawal of approval to market franchises in one or more jurisdictions. Any such loss of approval may have a material adverse effect upon our ability to successfully market our franchises. Violations of federal and state franchising laws and/or regulations regulating substantive aspects of our business activity could subject us and our affiliates to rescission offers, monetary damages, penalties or injunctive proceedings. In addition, under court decisions in certain states, absolute and vicarious liability may be imposed upon franchisors based upon the facts and circumstances of the claim. Current expected changes in federal and individual state laws and regulations concerning the sale, termination and non-renewal of franchises are not expected to have a material impact on our operation. There can be no assurance that existing or future franchise regulations will not have an adverse effect on our ability to maintain and expand our franchise program.

Competition

         We compete in the fast food sandwich and hamburger segments of the restaurant industry. As a franchisor of fast food sandwich and double drive-through hamburger restaurants, we compete on two fronts. First we must attract successful franchisees; and, second, we must assist our franchisees in attracting customers in each of those two niches of the restaurant industry. We and our franchisees compete with an increasing number of national chains of quick service outlets, several of which have dominant market positions, and possess substantially greater financial resources and longer operating histories than us.

- --------------------------------------------------------------------------------

         The segments of the restaurant industry that we and our franchisees compete in are highly competitive with respect to price, service, outlet location, and food quality and are often affected by changes in consumer taste, local and national economic conditions, population trends and local traffic patterns.

         The three most prolific submarine sandwich chains that we and our franchisees compete with are Subway, Blimpie and Quiznos. Subway currently has approximately 14,000 units while Blimpie and Quiznos have about 2,000 and 1,000 units, respectively. Our franchisees operate 102 units. Both Subway and Blimpie offer a low cost product in a fast food style environment while Quiznos is positioned between the traditional fast food style of Subway and Blimpie and full service dining. Through its regional concepts, the Company offers a comfortable, fast food style, family atmosphere in which to dine on higher quality food products.

         Competitiors of our Central Park hamburger chain include Checkers Drive-In Restaurants and Back Yard Burgers. Checkers currently has approximately 440 units while Back Yard Burgers has about 90 units. Our franchisee operates 53 units while we operate 7 corporately owned units. Both Checkers and Back Yard Burgers offer a drive-through format, with a low cost product in a fast food style environment.

         A number of companies have adopted "value pricing" strategies in response to flattening growth rates and/or declines in average sale per restaurant. Such strategies could draw customers away from companies that do not engage in "value pricing", or discount pricing, and could also negatively impact the operating margins by attempting to match competition pricing points.

         In addition to competing with these chains as restaurants, we also compete with these and other fast food chains for qualified franchisees. Many franchisors, including but not limited to, those in the restaurant industry, have greater market recognition and financial resources than we have. We believe our well established regional concepts offer prospective franchisees the balance of a moderately priced alternative with which to enter the fast food restaurant industry and the pride of ownership in a well established and recognized name.

Trademarks

         Through our affiliates, we currently own the following trademarks or service marks, each of which is registered and listed on the Principal Register of the United States Patent and Trademark Office:

                                                                          Registration
                                                                          Number or         Registration
                                                                          Application       or Renewal
   Trademark                           Type                               Number            Date
   ---------                           ----                               ------            ----
"JRECK Subs"                           Service Mark                       1,022,898         Oct 14, 1975
 "Li'l Dino"                           Name, Service Mark & Design        1,411,762         Sept 30, 1986
 "Li'l Dino Bagel Deli and Grille"     Name, Service Mark & Design        2,101,316         Sept 30, 1997
 "Sobik's Subs"                        Name, Service Mark & Design        2,087,639         Aug 12, 1997
"Central Park"                         Name, Service Mark & Design        1,240,692         May 31, 1983
 "Central Park"                        Name, Service Mark & Design        1,278,181         May 15, 1984
 "Central Park"                        Name, Service Mark                 1,280,984         Jun 5, 1984
 "Central Park"                        Name, Service Mark                 1,290,349         Aug 14, 1984
 "Central Park"                        Name, Service Mark & Design        1,297,136         Sept 18, 1984
 "Drive Through the Park"              Name & Service Mark                1,287,395         July 24, 1984

Employees

         As of February 28, 2001 we had approximately 144 employees consisting of 22 administrative employees, 103 restaurant employees at the Company's seven Central Park corporately owned restaurants and 19 employees at the Watertown bakery of PPPI.

- --------------------------------------------------------------------------------

                                  THE OFFERING

Common stock offered by the selling stockholders:      30,000,000
                                                       ----------

Common stock to be outstanding after the offering:     94,548,449
                                                       ----------

Use of Proceeds                                        We will not receive any
                                                       of the proceeds from the
                                                       sale of the common stock
                                                       registered by this
                                                       registration statement.

Over the Counter Bulletin Board symbol                 "UFSI"


The amount of common stock to be outstanding after the offering is based on 64,548,449 shares of common stock outstanding on March 13, 2001.

- --------------------------------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

         Some statements in this prospectus and the documents incorporated in it by reference contain forward-looking statements about our plans, objectives, expectations and intentions. You can identify these statements by words such as "estimate," "expect," "project," "plan," "intend," "believe," "may," "will," "anticipate" or other similar words. You should read statements that contain these words carefully. They discuss our future expectations, contain projections concerning our future results of operations or our financial conditions or state other forward-looking information, and may involve known and unknown risks over which we have no control. We cannot guarantee any future results, level of activity, performance or achievements. Moreover, we assume no obligation to update forward-looking statements or update the reasons why actual results could differ materially from those anticipated in forward-looking statements. The factors discussed in the section captioned "Risk Factors," and elsewhere in this prospectus and the documents incorporated in it by reference identify important factors that may cause our actual results to differ materially from the expectations we described in our forward-looking statements.

                                  RISK FACTORS

         This section highlights specific risks with respect to an investment in our business. Investing in our common stock involves a high degree of risk. Purchasing our common stock is very risky and you should be able to bear the complete loss of your investment. We also caution you that this prospectus includes forward-looking statements that are based on management's beliefs and assumptions and on information currently available to management. You should carefully consider the risks described below and the other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known by us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating us and our business.

We Require Additional Financing.

         At September 30, 2000 we had a working capital deficit of approximately $1,490,301. Our operations have been financed to date through sales of our securities, and more recently through the sale of our "Mountain Mike's Pizza" chain. We believe that cash flow from operations and from the sale of the Mountain Mike's Pizza franchise will continue to fund our operations as well as generate a portion of the capital necessary to meet our obligations on our long-term debt. We intend to seek other sources of financing and/or pay off some of our long-term debt. There is no assurance that additional funding will be available, or that if available, it can be obtained on terms favorable to us. Failure to obtain such funding could adversely affect our financial position. Also, to the extent that additional funds are obtained by the sale of equity securities, our stockholders may sustain significant dilution. If adequate capital is not available we will have to reduce or eliminate our planned expansion activities, which could otherwise ultimately provide significant revenue to us. Even if such additional financing is available on satisfactory terms, it, nonetheless, could entail significant additional dilution of the equity ownership of our existing shareholders and the book value of their outstanding shares.

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                                                                         Page 13

We Face Intense Competition.

         The fast food restaurant industry is highly competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer tastes, consumer concerns about the nutritional quality of quick-service food and increases in the number of, and particular locations of, competing restaurants. Factors such as inflation, increases in food, labor and energy costs, the availability and cost of suitable sites, fluctuating interest and insurance rates, state and local regulations and licensing requirements and the availability of an adequate number of hourly paid employees can also adversely affect the fast food restaurant industry. Multi-unit restaurant chains like ours can also be substantially adversely affected by publicity resulting from food quality, illness, injury, or other health concerns. Major chains, which have substantially greater financial resources and longer operating histories than we have, dominate the fast food restaurant industry. We compete primarily on the basis of location, food quality and price. Changes in pricing or other marketing strategies by these competitors can have an adverse impact on our sales, earnings and growth. There can be no assurance that we will be able to compete effectively against our competitors. In addition, with respect to the sale of franchises, we compete with many franchisors of restaurants and other business concepts for qualified and financially capable franchisees.

Our Management Controls a Significant Amount of Our Common Stock.

         As of the date of this Prospectus, our officers and directors owned approximately 11.57% of the outstanding shares of Common Stock. Following completion of this Offering, such persons will likely continue to own a significant portion of the outstanding Common Stock, and will likely be able to significantly influence the election of all of the directors and will thus be able to continue to control the Company.

We Do Not Currently Meet the Nasdaq Stock Market Listing Requirements and Accordingly, Our Common Stock is Relatively Illiquid.

         Our Common Stock does not currently meet the current Nasdaq listing requirements for the SmallCap(R) Market. If we are unable to satisfy Nasdaq's requirements for listing, trading, if any, the Common Stock will continue to be conducted on the NASD's OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of our operations, and lower prices for our securities than might otherwise be attained.

There are Specific Risks Associated With Low-priced or "Penny" Stocks.

         Until such time, if any, that our securities are listed on The Nasdaq SmallCap(R) Market or a registered U.S. securities exchange they will continue to be subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our Common Stock and may affect the ability of purchasers in this Offering to sell any of the Common Stock acquired pursuant to this Memorandum in the secondary market. The Commission's

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                                                                         Page 14
regulations define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to our Common Stock if the Common Stock is listed on The Nasdaq SmallCap(R) Market and has certain price and volume information provided on a current and continuing basis, or meets certain minimum net tangible assets and other criteria. There can be no assurance that our securities will qualify for exemption from these restrictions. If our Common Stock continues to be subject to the rules on penny stocks, the market liquidity for the Common Stock could be severely adversely affected.

We Do Not Anticipate Paying Any Common Stock Dividends.

         We presently intend to retain future earnings, if any, in order to provide funds for use in the operation and expansion of its business and, accordingly, do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

There are Many Shares Eligible for Future Sale.

         Approximately 5,000,000 of the presently issued and outstanding shares of Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. Rule 144 governs resales of such restricted securities for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer of its affiliates that were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company. Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company (the "Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of (i) one percent of the then outstanding shares, or (ii) the average weekly reported trading volume during the four calendar weeks preceding each such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least one year would be entitled to sell such shares under Rule 144 without regard to the Applicable Requirements. If a broad public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock.

We Must Manage our Growth

         Our growth to date has required and is expected to continue to require, the full utilization of our management, financial and other resources, to date without adequate working capital. Our ability to manage growth effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage

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                                                                         Page 15
executive staff and employees. There can be no assurance that management will be able to manage growth effectively, and the failure to effectively manage growth may have a materially adverse effect on our results of operations.

We are Dependent on Key Personnel.

         We are dependent upon Christopher M. Swartz, President and CEO and other key employees with respect to our operations. We have entered into an employment agreement with Christopher M. Swartz and have also obtained key man life insurance on his life in the amount of $3,000,000. We have also entered into an employment agreement with Michael E. Cronin, our Chief Financial Officer. Our future success also depends on our ability to attract and retain other qualified personnel, for which competition is intense. The loss of certain key employees or our inability to attract and retain other qualified employees could have a material adverse effect on our results of operations.

There are Risks Associated with Forward-looking Statements.

         This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and we intend that such forward-looking statements be subject to the safe harbors for such statements under such sections. Our forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to our planned national marketing campaign and our future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) our ability to maintain market share in its current operating markets, (ii) our ability to integrate acquisitions, (iii) our ability to develop product identification, (iv) our ability to make additional acquisitions on advantageous terms and (v) our ability to obtain and retain sufficient capital for our future operations.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that there will be no material adverse competitive changes in conditions in our business, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter our marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.
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                                                                         Page 16

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of the shares.

         The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax, legal services or other expenses incurred by the selling stockholders in disposing of their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, which we estimate to be $38,225.00.

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                                                                         Page 17

                              SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the shares of common stock by the selling stockholders as of March 15, 2001. The selling stockholders acquired beneficial ownership of the shares listed below through the conversion of Convertible Debentures purchased from us in a private transaction in December 2000. The information regarding the selling stockholders' beneficial ownership after this offering assumes that all of the shares of the common stock offered by the selling stockholders through this prospectus are actually sold. None of the selling stockholders has held a position or office with, or has otherwise had a material relationship with us, within the past thee years. The presentation is based on 64,548,449 shares of our common stock outstanding as of March 13, 2001:

         The number of shares of Common Stock issuable upon conversion of each of the Convertible Debentures, and the consequent number of shares of Common Stock available for resale under this Prospectus, is based upon a conversion price of 65% of the closing bid price of the Common Stock on the Electronic Bulletin Board NASDAQ averaged over the three trading days immediately prior to the date of conversion. Based upon an assumed conversion price of $0.02 per share, 1,250,000 shares of Common Stock would be issuable per each $25,000 Convertible Debenture. Any relationship between any Selling Stockholder and us is set forth below. The Percentage Before Offering has been computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, by dividing the number of shares held by each Selling Shareholder by the sum of the number of shares outstanding and the number of shares, if any, issuable to the Selling Shareholder within 60 days (but assuming no issuances to any other person).

                                     Shares                     Shares
                                Beneficially Owned         Beneficially Owned
                                 Prior to Offering            After Offering
                                -------------------        ------------------
Name of Selling Stockholder     Number         Percent       Number     Percent

Agricola Coco Bonh, SA         11,250,000       14.84%           0       0.00%

Short Capital, Inc.             5,000,000        7.19%           0       0.00%

Olympus Capital, Inc.           3,750,000        5.49%           0       0.00%

Gary Pereira                    2,500,000        3.73%           0       0.00%

John Mitchell                   2,500,000        3.73%           0       0.00%

Fred Lenz                       2,500,000        3.73%           0       0.00%

Gotris, SA                      1,250,000        1.90%           0       0.00%

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                                                                         Page 18

                              PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling stockholders. As used herein, "selling stockholders" includes donees, pledgees, transferees or other successors in interest (including, without limitation, corporate or partnership distributees of the selling stockholders which are privately held corporations or partnerships) selling shares received from a named selling stockholder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares offered hereby. Any brokerage commissions and similar selling expenses attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Over the Counter Bulletin Board or on any other market on which our shares may then be trading, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers, dealers or underwriters. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling stockholders have also advised us that no underwriter or coordinating broker is acting in connection with the proposed sale of shares by the selling stockholders, however, the selling stockholders may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future.

         The selling stockholders may effect sales by selling shares directly to purchasers or to or through broker-dealers which may act as agents or principals. These broker-dealers and underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom the broker-dealers and underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer or underwriter might be in excess of customary commissions.

         The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered hereby, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or underwriters and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, broker-dealer or underwriter that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act

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                                                                         Page 19
and the rules promulgated thereunder. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling stockholders may also resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

         All or any part of the shares offered hereby may or may not be sold by the selling stockholders.

         After being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker, dealer or underwriter, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means we can satisfy our legal obligations to disclose important information contained in those documents by referring you to them. The information included in the following documents is incorporated by reference and is considered part of this prospectus. More recent information that we file with the Securities and Exchange Commission automatically updates and supersedes any inconsistent information contained in prior filings.

         The documents listed below have been filed under the Exchange Act with the Securities and Exchange Commission and are incorporated by reference:

         (a) Our annual report on Form 10-KSB for the fiscal year ended September 30, 2000;

         (b) A description of the Registrant's activities and common stock contained in exhibits to Registrant's filing pursuant to the previously stated 10-KSB in (a) above.

         (c) Our current reports on Form 8-K filed June 22, 2000 and November 1, 2000; and

         We also incorporate by reference all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the shares of common stock under this prospectus is completed. You may request a copy of these filings, at no cost, by writing or telephoning us at Ultimate Franchise Systems, Inc. 300 International Parkway, Heathrow, Florida, 32746, attention: Michael E. Cronin, telephone: (407) 682-6363

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request, at not cost to the requester. You may request a copy of this information, by writing or telephoning us at Ultimate Franchise Systems, Inc. 300 International Parkway, Heathrow, Florida, 32746, attention: Michael E. Cronin, telephone:
(407) 682-6363.

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                                                                         Page 20

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the Securities and Exchange Commission registering the shares of our common stock that are being offered by this prospectus. This prospectus is a part of the registration statement and, as the Securities and Exchange Commission rules permit, does not contain all of the information that stockholders can find in the registration statement or the exhibits to the registration statement.

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511). You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission through its "EDGAR" system are publicly available through the Securities and Exchange Commission's Web site on the Internet located at http://www.sec.gov. This registration statement, including all exhibits, has been filed with the Securities and Exchange Commission through EDGAR.

                            LEGAL MATTERS AND EXPERTS

         The validity of the shares of common stock offered by this prospectus will be passed upon for us by L. Van Stillman, P.A., Delray Beach, Florida.

         The financial statements incorporated into this prospectus by reference to our annual report on Form 10-KSB, for the fiscal year ended September 30, 2000 audited by Berman Hopkins Wright & LaHam, CPA's, LLP independent public accountants, as indicated in their report with respect thereto, are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 INDEMNIFICATION

         We have adopted provisions in our Articles of Incorporation as well as our By-Laws that provide for the indemnification of our directors, officers, employees and agents to the fullest extent provided by the Corporate Law of the State of Colorado, as well as is described in our Articles of Incorporation and the By-Laws. These sections generally provide that the corporation may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing bylaw provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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                                                                         Page 21

         TABLE OF CONTENTS
                                         Page

                                                         ULTIMATE FRANCHISE
Prospectus Summary......................  5                 SYSTEMS, INC.
The Offering............................ 12
Forward Looking Statements.............. 13
Risk Factors............................ 13
Use of Proceeds......................... 17
Selling Stockholders.................... 18
Plan of Distribution.................... 19               30,000,000 SHARES
Incorporation of Certain Documents
by Reference............................ 20
Where You Can Find More Information..... 21
Legal Matters and Experts............... 21
Indemnification......................... 21                   PROSPECTUS

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                                                                         Page 22

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     SEC registration fee.............................       $   225.00
     Legal fees and expenses*.........................       $38,000.00
                                                             ----------
          TOTAL...........................................   $38,225.00
                                                             ==========

* Represents the Registrant's estimate of such expenses.

Item 15. Indemnification of Directors and Officers

         The Company has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Colorado Business Corporation Act. Under the Company's articles of incorporation, and as permitted under the Colorado Business Corporation Act, directors are not liable to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to the Company or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Florida law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

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                                                                         Page 23

Item 16. Exhibits

        Exhibit
        No.       Description
        -------   -----------------------
         3.1      Articles of Amendment to the Company's Articles of
                  Incorporation

         4.1      Form of 12% Series G Convertible Debenture

         4.2      Registration Rights Agreement

         5        Opinion of L. Van Stillman, P.A.

         23.1     Consent of Berman Hopkins Wright & LaHam, CPA's, LLP

         23.2     Consent of L. Van Stillman, P.A. (included as part of Exhibit
                  5).



Item 17. Undertakings

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                                                         Page 24

                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Longwood state of Florida, on March 28, 2001.

                                               ULTIMATE FRANCHISE SYSTEMS, INC.

                                               By:  /s/ Christopher M. Swartz
                                                   -----------------------------
                                                   Christopher M. Swartz
                                                   President, CEO and Director

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2001.

By:      /s/ Christopher M. Swartz                President, CEO and Director
   -----------------------------------------
         Christopher M. Swartz

By:      /s/ Michael E. Cronin                    Chief Financial Officer and
   ---------------------------------              Principal Accounting Officer
         Michael E. Cronin

By:      /s/ Eric Swartz                          Secretary and Director
   -----------------------------------------
         Eric Swartz

By:      /s/ S. Elliott Davenport                 Director
   -----------------------------------------
         S. Elliott Davenport

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